UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016 (July 19, 2016)

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2016, TetraLogic Pharmaceuticals Corporation (“TetraLogic”) received a delisting determination letter (the “Determination Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying TetraLogic that it has not regained compliance with the minimum Market Value of Listed Securities (“MVLS”) requirements set forth in Nasdaq Listing Rule 5450(b)(2)(A). As previously disclosed in TetraLogic’s Current Report on Form 8-K filed on January 25, 2016, Nasdaq initially notified TetraLogic by letter (the “Initial Notification Letter”) on January 20, 2016 that it was not in compliance with MVLS requirements for continued listing on The Nasdaq Global Market.  The Initial Notification Letter stated that TetraLogic had 180 calendar days, or until July 18, 2016, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A). To regain compliance, the MVLS of TetraLogic’s common stock was required to reach at least $50 million for a minimum of 10 consecutive business days.

Nasdaq’s determination (the “Delisting Determination”) will not immediately result in the delisting of TetraLogic’s common stock.  Pursuant to the Determination Letter, unless a request for a hearing to appeal the Delisting Determination is received by the Nasdaq Hearings Department by no later than 4:00 p.m. Eastern time on July 26, 2016, trading of TetraLogic’s common stock on the Nasdaq Global Market will be suspended at the opening of business on July 28, 2016 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove TetraLogic’s securities from listing and registration on The Nasdaq Global Market.

TetraLogic intends to timely request a hearing to appeal the Delisting Determination.  Under Nasdaq rules, while the appeal process is pending, the suspension of trading of TetraLogic’s common stock and the filing of the Form 25-NSE will be stayed, and TetraLogic ‘s common stock will continue to trade on The Nasdaq Global Market until the Nasdaq hearing panel (the “Panel”) makes a determination after the hearing.  There can be no assurance that TetraLogic will be successful in its appeal, that the Panel will grant TetraLogic an additional compliance period prior to suspension and delisting of TetraLogic’s common stock from The Nasdaq Global Market or that, if the Panel grants TetraLogic an additional compliance period, it would be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) within the required time period.

Moreover, as previously disclosed in TetraLogic’s Current Report on Form 8-K filed on February 26, 2016, TetraLogic received separate letters (the “Additional Notification Letters”) on February 23, 2016 from Nasdaq notifying TetraLogic that it is not in compliance with both the minimum bid price requirement for Primary Equity Securities (the “Minimum Bid Price”) set forth in Nasdaq Listing Rule 5450(a)(1) or the minimum Market Value of Publicly Held Shares (“MVPHS”) requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C).  Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a Minimum Bid Price of $1.00 per share and Nasdaq Listing Rule 5450(b)(2)(C) requires listed securities to maintain a minimum MVPHS of $15 million.  The Additional Notification Letters stated that TetraLogic has 180 calendar days, or until August 22, 2016, to regain compliance with Nasdaq Listing Rule 5450(a)(1) and Nasdaq Listing Rule 5450(b)(2)(c), or be subject to delisting.  To regain compliance, the minimum bid price of TetraLogic’s common stock would need to reach at least $1.00 for 10 consecutive business days by August 22, 2016, and the minimum publicly held market value of the common stock would need to reach at least $15 million for 10 consecutive business days by August 22, 2016. All of these events are outside of TetraLogic’s control at this time.

The delisting of TetraLogic’s common stock from The Nasdaq Global Market would be considered a fundamental change under the indenture for TetraLogic’s 8% convertible senior notes due June 15, 2019 (the “8% Notes”), and TetraLogic could be required by the noteholders to purchase for cash all of the outstanding 8% Notes at a purchase price equal to 100% of the principal amount of the 8% Notes ($43.75 million of which are outstanding as of June 30, 2016) plus accrued and unpaid interest. Should the delisting of the common stock occur during the second half of 2016, TetraLogic does not currently have sufficient funds on hand to satisfy the put obligations for the 8% Notes if all holders exercise their put right. Although TetraLogic is currently considering available options to resolve its compliance with Nasdaq Listing Rules, there can be no assurance that this will occur within the necessary time period to prevent delisting.  In addition, there can be no assurance that TetraLogic will be able to obtain sufficient funds to meet its obligations with respect to the 8% Notes in the event that delisting occurs and all holders exercise their put right.

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Delisting from The Nasdaq Global Market could also significantly affect the ability of investors to trade TetraLogic’s common stock and negatively affect the value and liquidity of the common stock.  Moreover, delisting could adversely affect TetraLogic’s ability to raise additional financing through the public or private sale of securities, which may result in adverse effects on TetraLogic’s operations and ability to continue as a going concern in the future.

TetraLogic may also face other adverse consequences if its common stock is delisted including, among others, limited availability of market quotations for its common stock and limited ability to issue additional securities pursuant to TetraLogic’s short-form registration statement on Form S-3, which may require TetraLogic to rely on private sales of securities, thereby increasing dilution of existing holders of TetraLogic’s common stock and/or resulting in greater expenses and delay to TetraLogic if TetraLogic determines it be necessary to conduct a public offering of securities by means of a long-form registration statement on Form S-1.  In addition, if TetraLogic’s common stock is delisted, the common stock may be deemed to be a “penny stock,” which (subject to limited exceptions) will require brokers dealing in the common stock to adhere to more stringent rules, including the requirement that broker-dealers must make a special written determination that the penny stock is a suitable investment for the purchaser, other than established customers of the broker-dealer and accredited investors, which may restrict the ability of brokers or dealers to sell TetraLogic’s common stock and may adversely affect the ability of TetraLogic’s stockholders to sell their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

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